Exhibit 3 – Amendment to Officers List

ACTION BY WRITTEN CONSENT

IN LIEU OF SPECIAL MEETING OF THE

BOARD OF DIRECTORS OF UGODS, INC.

The undersigned, being all of the Directors (hereinafter the “Board”) of UGODS, INC. a Nevada corporation (hereinafter “the Corporation”) hereby consent to the following actions without a meeting, as permitted by the state of Nevada on November 7, 2005.

WHEREAS, the Board of Directors has decided to change the names of our president, director, treasurer and secretary from Alex Longs to Alexander Long. Concurrent, the addresses of the above noted officers will be changed from 3116 Racine St, Suite 233 of Bellingham, WA, 98226 to the new address of 9361 Buckhaven Dr of Las Vegas, NV, 89117.

There being no further business, the meeting was closed by unanimous vote this 7th day of November, 2005.

By: /s/ Alexander Long

Its: President

FILE NUMBER

(PROFIT) ANNUAL LIST OF OFFICERS, DIRECTORS AND RESIDENT AGENT OF

UGODS, INC. | E0017472005-3

(Name of Corporation)

FOR THE FILING PERIOD OF 2/2005 TO 2/2006

The corporation's duly appointed resident agent in the State of Nevada upon whom process can be served is:

GO PUBLIC FIRST, INC.
3665 NORTH JONES BOULEVARD
LAS VEGAS, NV 89108

☐ CHECK BOX IF YOU REQUIRE A FORM TO UPDATE YOUR RESIDENT AGENT INFORMATION

(This document was filed electronically.)

THE ABOVE SPACE IS FOR OFFICE USE ONLY

Important: **Read instructions before completing and returning this form.**

1. Print or type names and addresses either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors and all directors must be named. Have an officer sign the form. FORM WILL BE RETURNED IF UNSIGNED
2. If there are additional directors attach a list of them to this form.
3. Return the completed to" with the filing fee. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. Make your check payable to the Secretary of State. Your cancelled check will constitute a certificate to transact business per NRS 78.155. To receive a certified copy, enclose an additional $30.00 and appropriate instructions.
5. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, NV 897014201, (775) 684-5708.
6. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties.

CHECK ONLY IF APPLICABLE

☐ This corporation is a publicly traded corporation. The Central Index Key number is:

☐ This publicly traded corporation is not required to have a Central Index Key number.

NAME	TITLE(S)		
ALEXANDER LONG	PRESIDENT (OR EQUIVALENT OF)		
ADDRESS	CITY	St	Zip
9361 BUCKHAVEN DR , USA	LAS VEGAS	NV	89117
NAME	TITLE(S)		
ALEXANDER LONG	SECRETARY (OR EQUIVALENT OF)		
ADDRESS	CITY	St	Zip
9361 BUCKHAVEN DR , USA	LAS VEGAS	NV	89117
NAME	TITLE(S)		
ALEXANDER LONG	TREASURER (OR EQUIVALENT OF)		
ADDRESS	CITY	St	Zip
9361 BUCKHAVEN DR , USA	LAS VEGAS	NV	89117
NAME	TITLE(S)		
ALEXANDER LONG	DIRECTOR		
ADDRESS	CITY	St	Zip
9361 BUCKHAVEN DR , USA	LAS VEGAS	NV	89117

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of NRS 360.780 and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X Signature of Officer
ALEXANDER LONG

Title PRESIDENT, DIRECTOR, TREASURER AND SECRETARY

Date 11/7/2005 12:01:38 PM

Nevada Secretary of State Form ANNUAL LIST-PROFIT 2003
Revised on: 09/24/03